Exhibit 10.2
ZIPREALTY, INC.
STOCK OPTION AWARD AGREEMENT
I.   NOTICE OF STOCK OPTION GRANT
     Name: Richard F. Sommer (the “Optionee”)
     Address: ________________
     You have been granted a nonstatutory stock option (the “Option”) to purchase Common Stock of ZipRealty, Inc. (the “Company”), subject to the terms and conditions of this Stock Option Award Agreement (the “Agreement”), as described below:

Grant Number

Date of Grant	September 6, 2006

Vesting Commencement Date	September 6, 2006

Exercise Price per Share	$

Total Number of Shares Granted	1,250,000

Total Exercise Price	$

Term/Expiration Date:	September 6, 2016
     Vesting Schedule:
     Subject to accelerated vesting as set forth below, this Option shall vest and become exercisable, in whole or in part, in accordance with the following schedule:
     25% of the shares of Common Stock (the “Shares”) subject to the Option will vest and become exercisable on the first anniversary of the Vesting Commencement Date, and 1/48 of the Shares subject to the Option will vest and become exercisable on the first day of each month thereafter, subject to Optionee’s continuing to be a Service Provider as defined in the Company’s 2004 Equity Incentive Plan (the “Plan”) through such dates.

     The Option is subject to additional vesting acceleration as set forth in Sections II.D. and II.E. of the Agreement.
     Termination Period:
     This Option shall be exercisable as to shares vested on the date that Optionee ceases to be a Service Provider for twelve (12) months after that date, unless such termination is for Cause (as defined in Optionee’s offer letter with the Company dated August 24, 2006 (the “Letter”)), in which case this Option shall cease to be exercisable (including as to vested Shares) as of the date of such service termination. The Option shall cease to be exercisable as to unvested shares immediately upon the date that Optionee ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised (even as to vested shares) after the earlier of the Term/Expiration Date as provided above or the date on which the Option terminates under Section II.D. of the Agreement.
     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Letter (but only to the extent specifically set forth herein) and the Agreement, including this Notice of Grant, all as set forth herein.

OPTIONEE:	ZIPREALTY, INC.

Signature	By

Print Name	Title

II.   AGREEMENT
     A. Grant of Option.
     The Administrator hereby grants to Optionee named in the Notice of Stock Option Grant (the “Notice”) attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice, at the exercise price per Share set forth in the Notice (the “Exercise Price”). To the extent an issue, definition or interpretive principle is not specifically addressed in the Letter or this Agreement, it shall be governed in the manner set forth in the Plan as if this Option were granted under the Plan; provided that to the extent an issue, definition or interpretive principle is specifically addressed herein, this Agreement shall govern. The Company’s Board of Directors and/or its Compensation Committee shall be the Administrator of this Option and its good faith determinations with regard to this Option, the Notice, and this Agreement shall be final and binding on all parties.
     B. Exercise of Option.
     (a) Right to Exercise. This Option is exercisable during its term with respect to vested Shares in accordance with the Vesting Schedule set out in the Notice and the applicable provisions of this Agreement. No Shares will be issued, and the Company will have no liability for the failure to issue Shares, pursuant to the exercise of this Option unless such issuance and exercise comply with all Applicable Laws, as provided in Sections 19 and 20 of the Plan; provided however that the Company acknowledges its obligations to file a Form S-8 to register the issuance of the Shares as set forth in Section 4.a. of the Letter. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.
     (b) Method of Exercise. This Option is exercisable through E*Trade Financial by contacting E*Trade Financial online at www.etrade.com or by phone at 1-800-838-0908, and following E*Trade Financial’s procedures as well as through any other means that may be designated by the Company from time to time (such applicable notice procedure is referred to as the “Exercise Notice”). The Exercise Notice will be delivered as so specified and accompanied by payment of the aggregate Exercise Price in a manner consistent with Section II.C. below, as to all vested Shares in respect of which the Option is being exercised (the “Exercised Shares”) together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and applicable withholding taxes.
     C. Method of Payment.
     Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Optionee:
     1. cash, check or wire transfer;

     2. consideration received by the Company under a cashless, brokered exercise program permitted by the Company in connection with its stock option programs; or
     3. surrender of vested Shares of Common Stock (or by attestation) which have been owned by you and not subject to substantial risk of forfeiture for a reasonable period of time as may be necessary to avoid liability accounting treatment and having an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     D. Change of Control; Liquidation or Dissolution
     This Section II.D. shall govern the Option and the terms of Section 13(b) and (c) of the Plan shall not apply.
     In the event of a Change of Control (as defined in the Letter), this Option will be assumed or an equivalent option or right substituted by the successor entity or a Parent or Subsidiary of the successor entity; provided that if the Option is terminating because the successor entity or its Parent or Subsidiary refuses to assume or substitute an equivalent option or right for this Option, this Option will fully vest and be exercisable effective as of immediately prior to the date on which the Option is terminating in connection with the Change of Control. To the extent that the Option is terminating as provided in the preceding sentence and to the extent Optionee is at such time no longer an officer or director of the Company, the Company shall provide Optionee written notice of the fact of such termination at least 10 days prior thereto.
     For purposes of this Section II.D., the Option will be considered assumed if, following the Change of Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of this Option for each Share subject to this Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
     In the event (i) you experience an Involuntary Termination (as defined in the Letter) in connection with a Change of Control (the Involuntary Termination shall be deemed to be in connection with a Change of Control if the Involuntary Termination occurs within 30 days prior to the Change of Control or is required by the merger agreement or other instrument relating to such Change of Control or is made at the express request of the other party to the transaction constituting such Change of Control) or within eighteen (18) months following a Change of Control of the Company, or (ii) the Option is terminating in connection with a liquidation or dissolution of the Company, you will immediately vest in and have the right to exercise the Option for 100% of the shares subject to the Option effective as of immediately prior to the effective date of your Involuntary Termination or the date on which the Option is terminating in connection with the liquidation or dissolution, as applicable.
     E. Involuntary Termination.
     In the event of an Involuntary Termination not covered by Section II.D. of this Agreement (meaning, an Involuntary Termination that is prior to and not in connection with a Change of Control or occurs after eighteen (18) months following a Change of Control), Optionee will be entitled to additional vesting of the Option effective as of Optionee’s Termination Date (as defined in the Letter) such that Optionee will be treated as vested in and able to exercise a number of Shares equal to 12.5% of the total number of Shares in addition to the number of Shares in which Optionee would otherwise be vested in on the date of Optionee’s Involuntary Termination (but in no event a number greater than 100% of the total number of Shares).
     F. Non-Transferability of Option.
     This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
     G. Term of Option.
     This Option may be exercised only within the term set out in the Notice (subject to earlier termination of such term as set forth in this Agreement), and may be exercised during such term only in accordance with the terms of this Agreement.
     H. Adjustments.
     This Section II.H. shall govern the Option and the terms of Section 13(a) of the Plan shall not apply.
     In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares (not including a Change of Control) occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, shall proportionately adjust the number and class of Shares that may be delivered under this Agreement and the per Share Exercise Price applicable hereto. The Administrator’s determinations with regard to any such adjustment shall be final and binding on all parties.

     I. Tax Obligations.
     By Optionee’s acceptance: Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable federal, state, and local income and employment tax withholding requirements applicable to the Option, including upon exercise thereof. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not satisfied in a manner permitted hereunder at the time of exercise.
     Optionee may satisfy such tax withholding obligation, in whole or in part by any one or more of the following or any combination of the following: (a) paying cash to the Company (including through the Company’s withholding on or in advance of the exercise date from cash compensation amounts otherwise owed to you), (b) electing to have the Company withhold Shares otherwise deliverable upon exercise of the Option which Shares have an aggregate Fair Market Value that does not exceed the minimum required statutory withholding amount, (c) delivering (or attesting) to the Company other Shares which have been owned by Optionee and not subject to substantial risk of forfeiture for a reasonable period of time as may be necessary to avoid liability accounting treatment and that have an aggregate Fair Market Value that does not exceed the minimum required statutory withholding amount or (d) pursuant to a cashless exercise program. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld in a manner consistent with the Administrator’s determination of Fair Market Value with respect to options granted under the Plan.
     In addition, Optionee agrees that he is responsible for any applicable taxes of any nature (including any penalties or interest that may apply to such taxes) that the Company reasonably determines apply with respect to the Option.
     J. Entire Agreement; Governing Law.
     The Option is governed under the rules and in the manner specified in the Notice and in this Agreement, which, along with the Letter (but only to the extent specifically set forth herein), constitutes the entire agreement between the parties with respect thereto and, except as specifically set forth herein, supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. The Notice and this Agreement are governed by the internal substantive laws, but not the choice of law rules, of Delaware.
     K. NO GUARANTEE OF CONTINUED SERVICE.
     BY OPTIONEE’S ACCEPTANCE: OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR

IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE SUBJECT TO THE LETTER.